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                                                                      EXHIBIT 12



                  THE WILLIAMS COMPANIES, INC. AND SUBSIDIARIES
             COMPUTATIONS OF RATIO OF EARNINGS TO FIXED CHARGES AND
                   RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                              (Dollars in millions)



                                               Nine Months
                                                  Ended                          Years Ended December 31,
                                              September 30,  ----------------------------------------------------------------
                                                  2000          1999          1998          1997         1996         1995
                                              -------------  ----------    ----------    ----------   ----------   ----------
Earnings:
   Income from continuing operations
      before income taxes, extraordinary
      gain (loss) and cumulative effect of
      change in accounting principle           $    968.6    $    323.0    $    248.6    $    677.5   $    779.2   $    509.6
   Add:
      Interest expense--net                         552.9         598.2         484.5         440.6        410.5        321.8
      Rental expense representative
         of interest factor                         138.9         123.0          49.1          39.5         32.8         32.5
      Preferred dividends of
         subsidiaries                                  --            --            --            --           --          3.7
      Interest accrued--50% owned
         company                                      6.5           7.5           6.2            --          1.3         30.7
      Minority interest in income (loss)
         and preferred returns of
          consolidated subsidiaries                 (30.9)         (7.2)         (9.6)         18.2          1.4         12.3
      Equity losses in less than 50%
         owned companies                             25.3          40.2          14.8            --           --           --
      Other                                          (2.7)         (4.8)          7.6           3.2          6.3          8.0
                                               ----------    ----------    ----------    ----------   ----------   ----------

         Total earnings as adjusted
            plus fixed charges                 $  1,658.6    $  1,079.9    $    801.2    $  1,179.0   $  1,231.5   $    918.6
                                               ==========    ==========    ==========    ==========   ==========   ==========

Fixed charges and combined fixed
  charges and preferred stock
   dividend requirements:
      Interest expense--net                    $    552.9    $    598.2    $    484.5    $    440.6   $    410.5   $    321.8
      Capitalized interest                          155.2          69.8          30.6          23.3          8.2         16.2
      Rental expense representative
         of interest factor                         138.9         123.0          49.1          39.5         32.8         32.5
      Pretax effect of dividends on
         preferred stock and other preferred
           returns of subsidiaries                   33.4          26.7            --            --           --          5.8
      Interest accrued--50% owned company             6.5           7.5           6.2            --          1.3         30.7
                                               ----------    ----------    ----------    ----------   ----------   ----------

         Total fixed charges                        886.9         825.2         570.4         503.4        452.8        407.0

      Pretax effect of dividends on
         preferred stock of the Company                --           5.1          12.4          16.1         16.2         18.0
                                               ----------    ----------    ----------    ----------   ----------   ----------

         Combined fixed charges and
            preferred stock dividend
               requirements                    $    886.9    $    830.3    $    582.8    $    519.5   $    469.0   $    425.0
                                               ==========    ==========    ==========    ==========   ==========   ==========

Ratio of earnings to fixed charges                   1.87          1.31          1.40          2.34         2.72         2.26
                                               ==========    ==========    ==========    ==========   ==========   ==========

Ratio of earnings to combined
    fixed charges and preferred
    stock dividend requirements                      1.87          1.30          1.37          2.27         2.63         2.16
                                               ==========    ==========    ==========    ==========   ==========   ==========
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